Exhibit 3.112

State of Delaware Secretary of State Division of Corporations Delivered 06:52 PM 01/28/2010 FILED 06:28 PM 01/28/2010 SRV 100085254 - 4782675 FILE

CERTIFICATE OF INCORPORATION

OF

GSC RIII — GREDE CORP.

The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the “General Corporation Law of the State of Delaware”) hereby certifies that:

FIRST: The name of this Corporation (hereinafter called the “Corporation”) is GSC RIII — Grede Corp.

SECOND: The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle (zip code 19808); and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company,

THIRD: The nature of the business and of the purposes to be conducted and promoted by the Corporation are to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one thousand five hundred (1,500) shares, all of which are of a par value of one cent ($0.01) each, and all of which are of one class and are designated as Common Stock.

FIFTH: The name and mailing address of the incorporator are as follows: Steven A. Lipstein, Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, NY 10038.

SIXTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

SEVENTH: The original By-Laws of the Corporation shall be adopted by the incorporator. Thereafter, the power to make, alter, or repeal the By-Laws, and to adopt any new By-Law, shall be vested in the Board of Directors.

EIGHTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented. Neither the amendment or repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article shall adversely affect any right or protection of a director of the Corporation existing at the time of such amendment, repeal or adoption.

NINTH: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, or by any successor thereto, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section. The Corporation shall advance expenses to the fullest extent permitted by said section. Such right to indemnification and advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

Executed at New York, New York on January 28, 2010.

/s/ Steven A. Lipstein
Steven A. Lipstein
Incorporator

State of Delaware Secretary of State Division of Corporations Delivered 05:32 PM 10/15/2014 FILED 05:09 PM 10/15/2014 SRV 141297670 - 4782675 FILE

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND/OR REGISTERED OFFICE

The corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.                                      The name of the corporation is GSC RIII - GREDE CORP.

2.                                      The Registered Office of the corporation in the State of Delaware is changed to Corporation Trust Center 1209 Orange (street), in the City of Wilmington , County of New Castle Zip Code 1980l. The name of the Registered Agent at such address upon whom process against this Corporation may be served is THE CORPORATION TRUST COMPANY.

3.                                      The foregoing change to the registered office/agent was adopted by a resolution of the Board of Directors of the corporation.

By:	/s/ Liela Morad
Authorized Officer

Name:	Liela Morad
Print or Type

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

This Certificate of Formation of GSC RIII — Grede LLC (the “LLC”) is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act.

FIRST: The name of the limited liability company is GSC RIII — Grede LLC.

SECOND: The address of the registered office of the LLC in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, State of Delaware 19808. The name of the registered agent of the LLC in the State of Delaware at such address is Corporation Service Company.

THIRD: This Certificate of Formation shall be effective on the date of filing.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation this 31th day of December, 2015.

By:	/s/ Jan van Dijk
	Name:	Jan van Dijk
	Title:	Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 01:33 PM 12/31/2015 FILED 01:33 PM 12/31/2015 SR 20151608935 - File Number 4782675

State of Delaware Secretary of State Division of Corporations Delivered 01:33 PM 12/31/2015 FILED 01:33 PM 12/31/2015 SR 20151608935 - File Number 4782675

CERTIFICATE OF CONVERSION TO LIMITED LIABILITY COMPANY

OF

GSC RIII — GREDE CORP.

TO

GSC RIII — GREDE LLC

Pursuant to Section 18-214 of the Delaware Limited Liability Company Act and

Section 266 of Delaware General Corporation Law

This Certificate of Conversion to Limited Liability Company dated December 31, 2015, has been duly executed and is being filed by GSC RIII — Grede Corp., a Delaware corporation (the “Company”), and the undersigned authorized person of GSC RIII -Grede LLC, a Delaware limited liability company (the “LLC”), to convert the Company to the LLC, under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.) and the Delaware General Corporation Law (8 Del.C. § 101, et seq.) (the “GCL”).

1.                                      The Company’s name when it was originally incorporated was GSC RIII — Grede Corp.

2.                                      The Company’s name immediately prior to the filing of this certificate of Conversion to Limited Liability Company was GSC RIII — Grede Corp.

3.                                      The Company filed its original certificate of incorporation with the Secretary of State of the State of Delaware and was first incorporated on the 28th day of January 2010, in the State of Delaware, and was incorporated in the State of Delaware immediately prior to the filing of this Certificate of Conversion to Limited Liability Company.

4.                                      The name of the limited liability company into which the Company shall be converted as set forth in its certificate of formation is GSC RIII — Grede LLC.

5.                                      The conversion of the Company to the LLC has been approved in accordance with the provisions of Sections 228 and 266 of the GCL.

6.                                      The conversion of the Company to the LLC shall be effective upon the filing of this Certificate of Conversion to Limited Liability Company and a Certificate of Formation with the Secretary of State of the State of Delaware.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Conversion to Limited Liability Company as of the date first written above.

GSC RIII — GREDECORP.			GSC RIII — GREDE LLC

By:	/s/ Jan van Dijk		By:	/s/ Jan van Dijk
	Name:	Jan van Dijk		Name:	Jan van Dijk
	Title:	Treasurer		Title:	Authorized Person

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1.                                      The name of the limited liability company is GSC RIII - Grede LLC

2.                                      The Registered Office of the limited liability company in the State of Delaware is changed to Corporation Trust Center 1209 Orange Street (street), in the City of Wilmington , Zip Code 19801. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is THE CORPORATION TRUST COMPANY.

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:23 PM 01/05/2016	By:	/s/ Jan van Dijk
FILED 03:23 PM 01/05/2016	Authorized Person
SR 20160047552 - File Number 4782675
	Name:	Jan van Dijk
Print or Type